UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report October 22, 1997


                           QUALITY SEMICONDUCTOR, INC.
             (Exact name of registrant as specified in its charter)



       California                      2-23128                  77-0199189
(State or other jurisdiction         (Commission               (IRS Employer
of incorporation)                    File Number)            Identification No.)



                                851 Martin Avenue
                              Santa Clara, CA 95050
          (Address of principal executive offices) (including Zip code)



                                 (408) 450-8000
              (Registrant's telephone number, including area code)



                             Exhibit Index on page 4

Item 5.  Other Events

         On October 22, 1997, Quality Semiconductor, Inc., a California corporation (the "Company") announced its financial results for the fiscal year ended September 30, 1997. Further details of this announcement are contained in the Company's press release dated October 22, 199 attached as an exhibit hereto and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

Exhibit 99    Quality Semiconductor, Inc. Press Release dated October 22, 1997.

                                 SIGNATURES

Pursuant the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         QUALITY SEMICONDUCTOR, INC.



Date:October 22, 1997                    By:  /s/ John P. Goldsberry
                                                  -------------------------
                                                  John P. Goldsberry
                                                  Vice President of Finance and
                                                  Chief Financial Officer

                          QUALITY SEMICONDUCTOR, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX



Exhibit No.                        Exhibit

     99      Quality Semiconductor, Inc. Press Release dated October 22, 1997

                                        For more information contact:

                                        John P. Goldsberry
                                        Chief Financial Officer
                                        Quality Semiconductor, Inc.
                                        (408) 450-8000

FOR IMMEDIATE RELEASE

               QUALITY SEMICONDUCTOR REPORTS FISCAL FOURTH QUARTER
                              AND YEAR-END RESULTS

           SANTA CLARA, CA - (October 22, 1997) - Quality Semiconductor, Inc. (Nasdaq:QUAL) today reported results for the fiscal fourth quarter and year ended September 30, 1997. Revenue for the quarter was a record $20,502,000 versus $11,216,000 for the fourth quarter a year ago, and $16,542,000 for the prior quarter. This represents an increase of 83 percent over the year ago quarter and a sequential increase of 24 percent over last quarter. Net loss for the fourth quarter was $1,180,000, or a $0.16 loss per share, compared to a net loss of $851,000, or a $0.15 loss per share in the fourth quarter of fiscal 1996, and net income of $887,000, or $0.13 per share for the prior quarter. The net loss for the quarter reflects a $2,500,000 inventory adjustment, due primarily to a decision by the Company to exit the FIFO product line. Prior to the inventory writedown, net income for the fourth quarter would have been $445,000, or $0.06 per share. Average weighted common shares for the fourth quarter ended September 30, 1997 were 7,322,000 versus 5,540,000 for the fourth quarter of the previous fiscal year.

           Revenue for the year ended September 30, 1997 was $62,691,000 compared to $44,688,000 for the prior fiscal year. This represents an increase of 40 percent over fiscal 1996. Net income for fiscal 1997 was $210,000, or $0.03 per share versus a net loss of $1,310,000 or $0.24 loss per share in fiscal 1996. Prior to the previously mentioned inventory writedown, net income for fiscal 1997 would have been $1,835,000, or $0.26 per share. Average weighted common shares for the twelve months ending September 30, 1997 were 6,989,000 versus 5,524,000 for the previous fiscal year.

           Paul Gupta, President and Chief Executive Officer, commented, "We believe our networking, communications, and clock management products represent the strongest growth opportunities for the Company. In particular, our networking product sales reached $16.1 million in fiscal 1997. In line with our desire to sharpen our focus on these strong growth opportunities, we have decided to exit the commodity FIFO market.

           "While we experienced exceptional revenue growth this quarter, our gross margin was impacted by pricing pressure in networking and other product areas, combined with greater than expected sales of other lower margin products. As we look ahead, we intend to build on the market interest in our networking, communications and clock management products, and will target new product development towards these fast-growing markets," concluded Mr. Gupta.

           Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, among others, litigation, the impact of competitive products and pricing, general economic conditions and conditions specific to the semiconductor industry, fluctuations in customer demand, the timing and market acceptance of new product introductions, the timely development and qualification of new products and other risk factors listed in the Company's SEC reports including the Company's periodic reports filed pursuant to the Security Exchange Act of 1934 and the Registration Statement on Form S-1 filed by the Company in connection with its initial public offering. Quality Semiconductor assumes no obligation to update the information included in this press release.

           Quality Semiconductor, Inc. designs, develops and markets high-performance logic as well as networking and logic-intensive specialty memory semiconductor products. The Company targets systems manufacturers principally in the networking, computer and communications markets. The company's products include the 3.3-volt and 5-volt FCT and LCX families of high-speed, low noise interface logic devices, the QuickSwitch family of high speed, low resistance bus switches, a family of low-skew clock management products, a family of analog switch devices and new JTAG products designed to allow board-level testing of complex products. Quality Semiconductors networking products include two Fast Ethernet CMOS transceivers that provide high integration solutions for the adapter, repeater, switch and card bus markets.

                               -tables to follow-

                                                Quality Semiconductor Inc.
                                          Consolidated Statements of Operations
                                        (In thousands, except per share amounts)
                                                       (Unaudited)

                                                                Three Months Ended                         Year Ended
                                              -----------------------------------------------------------------------------
                                                             September 30,                                September 30,
                                              --------------------------------            ---------------------------------
                                                 1997                1996                     1997                1996
                                              ------------        ------------            -------------       -------------

Net revenues                                    $ 20,502             $ 11,216                 $ 62,691            $ 44,688

Product cost of sales                             13,159                7,731                   37,573              30,226
Inventory writedown                                2,500                                         2,500
                                                                            -                                            -
                                              ------------        ------------            -------------       -------------
     Total cost of sales                          15,659                7,731                   40,073              30,226

Gross Margin                                        4,843               3,485                   22,618              14,462


Operating expenses:
     Research and development                      2,742                2,057                    9,281               6,982
     Sales and marketing                           2,520                1,678                    8,323               6,986
     General and administrative                    1,267                                         4,294               4,024
                                                                          963
                                              ------------        ------------            -------------       -------------
       Total operating expenses                     6,529               4,698                   21,898              17,992

Operating income (loss)                           (1,686)             (1,213)                      720             (3,530)

Other income                                                                                                         1,438
                                                   -                        -                        -
Interest, net                                                                                    (398)
                                                 (130)                   (88)                                           77
                                              ------------        ------------            -------------       -------------

Income (loss) before taxes                        (1,816)             (1,301)                     322              (2,015)

Provision (benefit) for taxes                                                                      112               (705)
                                                 (636)                  (450)
                                              ------------        ------------            -------------       -------------

Net income (loss)                              $ (1,180)            $ (851)                    $ 210             $ (1,310)
                                              ------------        ------------            -------------       -------------

                                              ------------        ------------            -------------       -------------

Net income (loss) per share                     $ (0.16)            $ (0.15)                   $ 0.03             $ (0.24)
                                              ------------        ------------            -------------       -------------

                                              ------------        ------------            -------------       -------------

Weighted shares outstanding                        7,322                5,540                    6,989               5,524
                                              ------------        ------------            -------------       -------------

                                          Quality Semiconductor Inc.
                                         Consolidated Balance Sheets
                                          (unaudited, in thousands)


                                              Sept 30,                Sept. 30,
                                            ------------            ------------
                                               1997                    1996
                                            ------------            ------------
                          Assets

Current assets:
      Cash, cash equivalen                    $ 14,168                $   7,333
         and short-term investments
      Accounts receivable, net                   8,748                    7,348
      Inventories                               17,689                   13,984
      Other current assets                       5,327                    2,771
                                           ------------            -------------
          Total current assets                  45,932                   31,436

Property and equipment, net                     22,859                   18,079
Other assets                                     2,150                    3,006
                                           ------------            -------------
           Total assets                       $ 70,941                 $ 52,521
                                           ------------            -------------

                                           ------------            -------------


                 Liabilities and Shareholders Equity

Current liabilities:
      Accounts payable, accrued liabilities,  $ 12,491                $   9,673
         and deferred income
      Current portion of long-term obligations   5,666                    7,660
                                              ---------            -------------
          Total current liabilities             18,157                   17,333

Long-term liabilities                            7,202                    2,840
Deferred tax liabilities                         1,945                    2,003

Shareholders equity                             43,637                   30,345
                                            -----------            -------------
  Total liabilities and shareholders equity   $ 70,941                 $ 52,521
                                            -----------            -------------
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